                                                                     EXHIBIT (3)



                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                        SOUTHERN MICHIGAN BANCORP, INC.


                                   ARTICLE I

                             OFFICES OF CORPORATION

         The principal office of the corporation shall be located in the City of Coldwater, County of Branch, State of Michigan. The corporation may have such other offices, either within or without the State of Michigan, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                   ARTICLE II
                                  SHAREHOLDERS

         Section 1. Annual Meeting. The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting, shall be held at the main office of the corporation, Coldwater, Michigan, or such other place as the Board of Directors may designate and on such date and at such time each year, as is fixed by the Board of Directors. If, from any cause, the annual meeting is not held on the date designated, the Board of Directors shall order the annual meeting to be held on some subsequent day within ninety (90) days of the date fixed as provided herein, according to the provisions of the law; and notice thereof shall be given in the manner herein provided for the annual meeting.

         Section 2. Special Meeting. Special meetings of the shareholders may be called for any purpose or purposes at any time by (i) the Chairman or the President, or (ii) by the Board of Directors, or (iii) upon receipt of a request in writing, stating the purpose thereof, signed by shareholders of record owning not less than 66-2/3% of the voting power of all of the issued and outstanding voting shares of the corporation entitled to vote generally in the election of directors.
         Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Michigan, as the place of meeting for any annual or special meeting called by the Board. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Michigan.
         Section 4.  Notice of Meetings of Shareholders.
         (1) Except as otherwise provided by law, written notice stating the time, place and purpose or purposes of all meetings of shareholders shall be given not less than ten (10) days nor more than sixty (60) days before the date of such meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting; provided, however, that if the meeting is called pursuant to clause (iii) of Section 2 of this Article II, such notice shall be given not less than thirty (30) days nor more than sixty (60) days before the date of such meeting. If mailed, such notice shall be deemed to be given and delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it then appears on the stock transfer books of the corporation. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting.
         (2) At an annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting: (i) pursuant to the corporation's notice of meeting; (ii) by or at the direction of the Board of Directors or; (iii) by any shareholder of the corporation who complies with the notice procedures set forth in this Section 4(2) of this Article II. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered personally or otherwise received by the Secretary of the corporation at least thirty (30) days, but no more than ninety (90) days, prior to the anniversary date of the record date for determination of shareholders entitled to vote in the immediately preceding annual meeting of shareholders. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the business is made; and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the business is being brought, the name and address, as they appear on the corporation's books, of such shareholder and of such beneficial owner, and the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 4(2) of this Article II. The person presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 4(2) of this

Article II and, if the person presiding at the annual meeting should so determine, the person so presiding shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
         Section 5. Record Date. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend, or allotment of a right or for the purpose of any other action, the Board of Directors of the corporation may fix, in advance, a date as the record date for any such determination of shareholders. The date shall not be more than sixty (60) days nor less than ten (10) days before the date of the meeting nor more than sixty (60) days before any other action. If a record date is not so fixed by the Board, the record date for the determination of shareholders entitled to notice of and to vote at a meeting of shareholders shall be the close of business on the day preceding the day on which notice of the meeting is mailed, and the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board relating thereto was adopted. When a determination of shareholders of record entitled to notice of and to vote at any meeting of shareholders has been made as provided in this section, such determination applies to any adjournment thereof, unless the Board fixes a new record date under this section for the adjourned meeting.

         Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, within each class and series, with the address of and the number of shares held by each. Such list shall be produced at the time and place of the meeting and be subject to inspection by any registered shareholder entitled to vote at such meeting during the whole time of the meeting. Said list shall be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.
         Section 7. Quorum. (1) Shares of the corporation entitled to cast a majority of the votes at a meeting, represented in person or by proxy, shall constitute a quorum at the meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the outstanding shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
         (2) When the holders of a class or series of shares are entitled to vote separately on an item of business, this section applies in determining the presence of a quorum of such class or series for transaction of the item of business.
         Section 8. Action by Shareholders Without a Meeting. Unless the articles of incorporation provide to the contrary, no action required or permitted by the Michigan Business

Corporation Act, as amended, to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, unless a consent in writing, setting forth the action so taken, is signed by the holders of all outstanding stock entitled to vote thereon. If the articles of incorporation expressly permit any such action to be taken by less than unanimous written consent, prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.
         Section 9. Proxies. A shareholder entitled to vote at a meeting of shareholders may authorize other persons to act for him by proxy signed by the shareholder or his duly authorized agent or representative. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.
         Section 10. Vote of Shareholders. (1) Each outstanding share is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the articles of incorporation. A vote may be cast either orally or in writing, unless otherwise provided in the By-Laws.
        (2) When an action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the articles of incorporation or the Michigan Business Corporation Act. Except as otherwise provided by the articles, directors shall be elected by a plurality of the votes cast at an election.
         Section 11. Treasury Shares. Shares of its own stock previously issued and subsequently acquired and held by the corporation but not cancelled shall not be voted on any matter nor deemed to be outstanding shares.

                                  ARTICLE III
                               BOARD OF DIRECTORS

         Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.
         Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be determined and fixed from time to time by resolution of eighty percent (80%) of the directors then in office.
         Section 3. Nomination of Directors.
                 (1) In managing the business and affairs of the corporation, the Board of Directors oversees the practices and conditions of the corporation's affiliate financial institution to assure that it engages in safe and sound practices and that it remains in a safe and sound condition and that it operates in accordance with applicable laws and regulations all in order to maintain public confidence and protect the public interest and the interest of depositors, creditors and shareholders. Therefore, in order for any nominee to be eligible to be elected to or to serve on the Board of Directors, the nominee must have a history of conducting his or her own personal and business affairs in a safe and sound manner, in a safe and sound condition, in accordance with applicable laws and regulations, and without substantial conflicts of interests. Prior to their nomination, all potential new director nominees shall complete under oath a director qualification, eligibility and disclosure questionnaire, as shall be approved by the Board of Directors (hereafter "Director Qualification, Eligibility and Disclosure Questionnaire"), which Director Qualification, Eligibility and Disclosure Questionnaire shall be reviewed by the Board of Directors to determine whether each such nominee is eligible to serve pursuant to the foregoing criteria. The Board of Directors shall, within thirty (30) days after receipt by the Secretary of the corporation of a shareholder's notice of intent to make a nomination for election of directors satisfying the requirements of
Section 3(2) of this Article III shall determine whether the proposed nominee is qualified to serve, and, within such period, the Secretary of the corporation shall mail written notice of the Board's determination to the proposing shareholder. In the event that the Board of Directors determines that any such nominee is not qualified to serve, the Secretary's notice to the shareholder shall contain a brief description of the reasons for the Board's decision and the shareholder shall have ten (10) days from the date the Secretary's notice was mailed to deliver personally to or otherwise cause the Secretary to receive either: (i) a request that the Board of Directors of the corporation reverse their decision (with a statement detailing the reasons why the Board of Directors should take such action); or (ii) a notice of the shareholder's intent to propose an alternative nominee (any such notice shall include all of the information required by Section 3(2) of this Article III). The Board of Directors shall consider any such request for reversal of the their decision at the first regularly scheduled meeting of the Board of Directors following the date on which the shareholder's request for such action is received by the Secretary. The Secretary shall mail written notice to the shareholder of the Board of Directors' decision concerning any such request within five (5) days after the date of the Board of Directors meeting at which such request was considered. The Secretary shall mail written notice to the shareholder of the Board's decision concerning the eligibility to serve of any such alternative nominee within ten (10) days after the Secretary's receipt of a shareholder's notice of intent to propose an alternative nominee. All determinations as to eligibility to serve made by the Board of Directors, unless reversed by the Board of Directors as provided herein, shall be binding and conclusive.
         (2) Nominations for elections to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Nominations for a new director by the Board of Directors to fill any vacancy or otherwise for election to the Board, shall be made by the Board after consideration of the proposed nominee qualifications (as set forth in Section 3(1) of this Article III). Nominees proposed by shareholders for which written proxy solicitation by the Board of Directors is sought shall be made in writing (which shall, upon request of the Board of Directors, include a Director Qualification, Eligibility and Disclosure Questionnaire completed by the proposed nominee) and shall be delivered or mailed to the Chairman or the Secretary of the corporation by December 31 of the year preceding the year in which the nomination is proposed. Other shareholder nominations of any one or more persons for nomination for election as director may be made by any shareholder entitled to vote in the election of directors at the particular meeting at which the nomination is to occur only in person or by proxy at such meeting and only if written notice of such shareholder's intent to make such nomination or nominations has been delivered personally to or otherwise received by the Secretary of this corporation at least thirty (30) days, but no more than ninety (90) days, prior to the anniversary date of the record date for determination of shareholders entitled to vote in the immediately preceding annual meeting of shareholders. Each such notice shall contain a representation that: (i) the shareholder is, and will be on the record date, a beneficial owner or a holder of record of stock of the corporation entitled to vote at such meeting; (ii) the shareholder has, and will have on the record date, full voting power with respect to such shares; and (iii) the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. Additionally, each such notice shall include: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (c) the number and kinds of securities of the corporation held beneficially or of record by each proposed nominee; (d) the consent of each proposed nominee to serve as a director if so elected; and (e) a completed Director Qualification, Eligibility and Disclosure Questionnaire. Any such notice of shareholder's intent, and any nomination based thereon, which is not fully in compliance with the requirements of this Section 3 of this Article III, or which contains any information which is false or misleading, shall be void and of no effect.
         Section 4. Organizational Meeting. The Secretary shall notify directors-elect of their election and the time and place at which they are to meet for the purpose of electing and appointing officers for the succeeding year, and to transact such other business as may come before them.
         Section 5. Regular Meetings. The Board of Directors may provide by resolution, the time and place for the holding of regular meetings without necessity of notice or a statement of the business to be transacted at, or the purpose of the meeting other than as provided in such resolution.
         Section 6. Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman, the President or any three or more directors. The person or persons authorized to call special meetings of the Board may fix the time and place for holding any special meeting of the Board so called. Except as otherwise provided by law, each member of the Board of Directors shall be given notice as hereinafter provided.
         Section 7. Notice. Notice of any special Board meeting shall be given at least three (3) days previously thereto by written notice, stating the time, place, business to be transacted, and purpose or purposes of the meeting delivered in any one of the following ways: personally - by mail - by telephone
- or by telex or telegram - to each director at his last known business address or residence. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid. If telephoned, such notice shall be deemed delivered if a message stating the substance of the notice is communicated directly to the director, or left with his business office or residence. If notice is given by telex or telegram, such notice shall be deemed to be delivered when the telex or telegram is sent or delivered to the telegraph company, as the case may be. Any director may waive notice, in writing, of any meeting, either before or after said meeting. The attendance of a director at a meeting shall constitute a waiver or notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
         Section 8. Meetings by Conference Telephone. One or more or all members of the Board or of a committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting constitutes presence in person at the meeting and any action that may be taken by the Board or a committee thereof at a meeting may be taken by a conference call meeting.
         Section 9. Quorum and Vote of Board of Directors and Committees. A majority of the members of the Board then in office or of the members of a committee then in office thereof shall constitute a quorum for the transaction of business, unless the articles of incorporation or By-laws provide for a larger or smaller number. The vote of the majority of members present at a meeting at which a quorum was or is present constitutes the action of the Board or of the committee, unless the vote of a larger number is required by law, the articles or By-laws. If less than a quorum is present at a meeting, a majority of the members present may adjourn the meeting from time to time without further notice, or as an additional remedy in case of lack of a committee quorum the members thereof may appoint one or more members of the Board to act at the meeting as provided in Section 14 hereof.
         Section 10. Action Without a Meeting. Any action that may be taken by the Board of Directors or a committee thereof at a meeting may be taken without a meeting, without prior notice and without a vote if, before or after the action, all members of the Board or committee consent thereto in writing.
         Section 11. Vacancies. Newly created directorships resulting from any increase in the total number of authorized directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled as provided in the Articles of Incorporation. If the Articles of Incorporation provide for the division of directors into classes, any increase or decrease shall be apportioned as nearly as possible among each class so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill any vacancy resulting from any increase in such class shall hold office for a term which shall coincide with the remaining term of that class. No decrease in the total number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.
         Section 12. Compensation. By resolution of the Board of Directors, each director may be paid an expense allowance for out of town attendance at each meeting of the Board or committee thereof, and each director other than an officer or employee of the corporation may be paid a stated annual fee as director or as member of a committee without regard to attendance at meetings, or a fee for attendance at each meeting of the Board or committee, or both an annual fee and an attendance fee in such amounts as the Board may from time to time reasonably determine. No such payment shall preclude any director other than an officer or employee from serving the corporation in any other capacity and receiving compensation therefor.
         Section 13. Removal of Directors. Except as otherwise provided in the Articles of Incorporation, a director, or the entire Board, may be removed, with or without cause, by the vote of the holders of a majority of the shares entitled to vote at an election of directors.
         Section 14. Committees of the Board. The Board may designate one or more committees, each consisting of two or more directors of the corporation and such officers of the corporation as the Board may deem desirable; and the Board may designate one or more directors as alternate members of a committee to replace any absent or disqualified member at a meeting of the committee. If no such alternate members have been designated by the Board, then in the event of the absence or disqualification of one or more members of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum may unanimously appoint one or more members of the Board to act at the meeting in the place of any absent or disqualified member or members. Any committee and each member thereof shall serve at the pleasure of the Board.

                                   ARTICLE IV
                                    OFFICERS

         Section 1. Officers. The officers of the corporation shall consist of a Chairman, a President, an Executive Vice President, a Treasurer, a Secretary, and such other officers, assistant officers or agents as may be prescribed by the by-laws or determined by the Board from time to time.
         Two or more offices may be held by the same person, but no officers shall acknowledge or verify any instrument in more than one capacity if the instrument is required by law or the articles or by-laws to be executed, acknowledged or verified by two or more officers.
         Section 2. Election and Term of Office. The designated officers shall be elected or appointed by the Board. Each officer shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified or until his prior death, resignation or removal.
         Section 3. Removal. Any officer or agent may be removed by the Board, with or without cause, whenever in its judgment, the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 4. Vacancies. A vacancy in the office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
         Section 5. Chairman. The Chairman shall be a director of the corporation and, if so designated by the Board of Directors, shall be its chief executive officer and, if the Board shall so determine, the Chairman, subject to the control of the Board of Directors, shall supervise and control all of the business and affairs of the corporation. He shall preside at all meetings of the Board of Directors and shareholders. If designated by the Board as chief executive officer, he may sign, with the Treasurer or any other officer of the corporation "hereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 6. President. The President shall be a director of the corporation, and, unless the Board shall designate the Chairman as chief executive officer of the corporation, shall be its chief executive officer and, subject to the control of the Board of Directors, shall supervise and control all of the business and affairs of the corporation. Unless the Board shall have appointed the Chairman as chief executive officer, the President may sign, with the Treasurer or any other officer of the corporation "hereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time. If the Board of Directors shall have designated the Chairman as chief executive officer of the corporation, the President shall have such duties as are designated by the Chairman and the Board of Directors and, in the absence, death, inability or refusal to act, of the Chairman, the President shall perform the duties of the chief executive officer and when so acting shall have all the powers of, and be subject to, all the restrictions upon the chief executive officer. The President shall have such other duties and responsibilities as may be assigned to him by the Chairman and Chief Executive Officer, and as the Board of Directors shall prescribe from time to time.

         Section 7. Executive Vice President. Subject to the direction and control of the Chairman, if the Chairman shall have been appointed chief executive officer, and the President, the Executive Vice President shall be an administrative officer of the corporation. In the absence of the President or in the event of his death, inability or refusal to act, the Executive Vice President shall perform the duties of President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Executive Vice President shall perform such other duties as may be assigned to him from time to time by the chief executive officer or by the Board.
         Section 8. Treasurer. Subject to the direction and control of the chief executive officer, the Treasurer shall have charge and custody of and shall keep full and accurate accounts of all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors in accordance with these by-laws; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the chief executive officer or the Board of Directors. If required by the Board, the Vice President and Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine.

         Section 9. Secretary. The Secretary shall: (a) keep the minutes of all meetings of the shareholders and of the Board of Directors and to the extent directed by the Board or the chief executive officer, the minutes of any committee; (b) cause all notices to be given of meetings of shareholders, the Board of Directors, or of any committee, in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and cause the seal of the corporation to be affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized or required; (d) keep or supervise the keeping of a register of the post office address of each shareholder as furnished to the Secretary by such shareholder; (e) sign with the Chairman, if the Chairman shall have been appointed as chief executive officer, the President or other authorized officer, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge or control of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the chief executive officer or by the Board of Directors.
         Section 10. Vice Presidents. The Vice Presidents shall have such powers and shall perform such duties as may be assigned to them from time to time by the Board or the chief executive officer.
         Section 11. Salaries. The salaries of the officers shall be as fixed from time to time by the Board; and no officer shall be prevented from receiving salary by reason of the fact that he is also a director of the corporation.

                                   ARTICLE V

                                INDEMNIFICATION

         Section 1. Third-Party Suits. To the extent permitted by Michigan law from time to time in effect and subject to the provisions of this Article V, the corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

         Section 2. Suits by or in Right of the Corporation. To the extent permitted by Michigan law from time to time in effect and subject to the provisions of this Article V, the corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholder, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication or liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

         Section 3. Indemnification Against Expenses. To the extent that a person who is or was a director, officer, employee or agent of the corporation, or a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise with which he is or was serving at the request of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article V, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.
         Section 4. Determination that Indemnification is Proper. Any indemnification under Sections 1 or 2 of this Article V (unless ordered by a court) shall be made by the corporation only upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made by any of the following ways: (1) By the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (2) If such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) By the shareholders.
         Section 5. Reimbursement of Expenses. Expenses incurred by any person who may have a right of indemnification under this Article V in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided by Section 4 of this Article V upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation pursuant to this Article V.

         Section 6. By-laws Not Exclusive. The indemnification provided by this
Article V shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding his office, except to the extent that such indemnification may be contrary to law. The indemnification provided by this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
         Section 7. Insurance. The corporation may purchase and maintain insurance (and pay the entire premium therefor) on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article V or under the provisions of Section 561 through 565 of the Michigan Business Corporation Act.
         Section 8. Merged and Reorganized Corporations. For the purposes of this Article V, references to the corporation include all constituent corporations absorbed by the corporation in a consolidation or merger, so that a person who is or was a director, officer, employee or agent of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article V with respect to the corporation as he would if he had served the corporation in the same capacity.

         Section 9. Severability. The invalidity or unenforceability of any provision of this Article V shall not affect the validity or enforceability of the remaining provisions of this Article V.

                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECKS & DEPOSITS

         Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
         Section 2. Loans or Debt Obligations. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
         By resolution of the Board of Directors, and without approval of shareholders, the corporation at any time, or from time to time, may authorize and issue debt obligations of any kind or type, whether or not subordinated to other liabilities of the corporation.
         Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                                  ARTICLE VII
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors and shall include all provisions required by law. Such certificates shall be signed by the Chairman, if the Chairman shall have been designated as chief executive officer, the President, or a Vice President, and by the Secretary, Assistant Secretary, Treasurer or assistant Treasurer, or by such other officers authorized by law and by the Board of Directors so to do, and may be sealed with the corporate seal or a facsimile thereof. The signatures of officers may be facsimiles if the certificate is counter-signed by a Transfer Agent or registered by a Registrar, other than the corporation itself or its employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same affect as if he were such officer at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like manner of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         (a) Transfer Agents and Registrars. The Board may from time to time designate one or more Transfer Agents and Registrars, who may be one and the same entity, for the transfer and registration of shares of the corporation's stock and any class, and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars.
         Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made on the stock transfer books of the corporation only at the direction of the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his agent thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as otherwise provided in the following by-law. The Secretary of the corporation or designated Transfer Agent shall record each such transfer and issue on the stock transfer books, and shall record the fact that a transfer is made for collateral security and not absolutely when such is stated in the instrument of transfer.

         Section 3. Lost Certificates. The corporation may issue a new certificate for shares or fractional shares in place of a certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged lost, stolen or destroyed certificate or the issuance of such a new certificate. The corporation may recognize the person in whose name the new certificate or certificates thereafter issued in exchange or substitution, therefore, is issued, as owner of the shares described therein for all purposes until the owner of the original certificate or a transferee thereof without notice and for value shall enjoin the corporation and the holder of any new certificate or any certificate issued in exchange or substitution therefrom from so acting.
         Section 4. Registered Shareholder. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes, except as otherwise provided in these By-laws, or as may be otherwise provided by the law of Michigan.
         Section 5. Rules and Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations not inconsistent with the articles of incorporation, by-laws, or the laws of Michigan as the Board shall deem proper regulating the issue, transfer, and registration of certificates of stock in the corporation.

                                  ARTICLE VIII

                                  FISCAL YEAR

         The fiscal year of the corporation shall begin on the first day of January and end on the 31st day of December in each year.

                                   ARTICLE IX
                                   DIVIDENDS

         Section 1. Declaration of Dividends. The Board of Directors may from time to time declare dividends on its outstanding shares in the manner provided by law.
         Section 2. Payment of Dividends. The corporation may pay dividends declared in cash, in property, in obligations of the corporation or in shares of the capital stock.
         Section 3. Reserves. The Board of Directors may, by resolution, set apart out of any funds of the corporation legally available, a reserve or reserves for any proper purpose and may, by resolution, abolish any such reserve.

                                   ARTICLE X
                                 CORPORATE SEAL

         The Board of Directors shall provide a corporate seal which shall be in circular form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, " Corporate Seal."

                                   ARTICLE XI
                                WAIVER OF NOTICE

         Whenever any notice is required to be given to any shareholder, director, or member of a committee of the Board, a waiver thereof in writing, signed by the person entitled to such notice, or given by such person by telex, telegram, radiogram, or cablegram, whether before or after the holding of the meeting, shall be deemed equivalent to the giving of such notice. Attendance at the meeting by the person or persons entitled to such notice, shall constitute a waiver of notice of such meeting except where such person or persons attend the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
                                   ARTICLE XII
                          REDEMPTION OF CONTROL SHARES

         Section 1. Purpose. It is the purpose of this Article XII that shares of the corporation acquired in a Control Shares Acquisition be fully subject to redemption as provided in Sections 799(1) and (2) the Michigan Business Corporation Act, MCLA 450.1799(1) and (2), as amended, the "Stacey, Bennett, and Randall Shareholder Equity Act" (the "Act"), and the provisions of this Article XII are to be interpreted to achieve that purpose. Capitalized terms used in this Article XII which are defined or used in the Act shall have the definitions and meanings provided for them in the Act.
         Section 2. Redemption Before Vote. Control Shares acquired in a Control Share Acquisition after December 16, 1997, shall be subject to redemption by the corporation at the Fair Value thereof within sixty days after the last acquisition of such Control Shares if no Acquiring Person Statement has been filed with the corporation.

         Section 3. Redemption After Vote. Control Shares acquired in a Control Share Acquisition after December 16, 1997, shall be subject to redemption by the corporation at the Fair Value thereof after an Acquiring Person Statement has been filed and after the meeting at which the voting rights of the Control Shares are submitted to the shareholders if the Control Shares have not been accorded full voting rights by the shareholders.
         Section 4. Procedure. All or any part of shares subject to redemption by the corporation pursuant to Section 2 or Section 3 of this Article XII shall be redeemed by written Notice of Redemption sent first class or certified mail to each holder of record on the books of the corporation on the date of Notice of Redemption known to the corporation to be a holder of shares subject to redemption. The corporation may also publish Notice of Redemption. The Notice of Redemption shall be in form approved by the Board of Directors and shall specify the time of redemption which shall be not less than thirty nor more than sixty days after the Notice of Redemption, the place of redemption and the redemption price as determined by the Board of Directors in accordance with the Act in good faith from information available to it at the time of Notice of Redemption. If the corporation publishes Notice of Redemption, all shares subject to redemption shall be redeemed regardless of whether Notice of Redemption has been mailed to all holders thereof.

         The redemption price set forth in the Notice of Redemption shall be deemed conclusively to be the Fair Value of the shares subject to redemption and the redemption price unless a holder of shares subject to redemption shall notify the corporation in writing within fifteen days of the date of the Notice of Redemption, supported by credible evidence, of a fair value other than that set forth as the redemption price in the Notice of Redemption. In the event of such a notification, the corporation shall either (a) send to all holders of record of shares subject to redemption to whom the Notice of Redemption was sent a replacement Notice of Redemption setting forth a new redemption price redetermined by the Board of Directors on the basis of evidence then available to it, (b) reject the evidence furnished to it and redeem all shares subject to redemption at the time and place and for the redemption price set forth in the Notice of Redemption or (c) cancel the redemption by written notice to all holders of shares subject to redemption to whom the Notice of Redemption was sent.

         At any time after Notice of Redemption has been given the corporation may, on or prior to the date specified in the Notice of Redemption, deposit either cash or a letter of credit with a Michigan state bank or a national banking association having capital, surplus and undivided profits of at least $50,000,000.00, named in the Notice of Redemption, for the aggregate redemption price, in trust, for immediate payment, in the amounts aforesaid, to the respective orders of the holders of the shares so to be redeemed and upon surrender of the certificates for such shares or such endorsement to the corporation or its nominee or otherwise as may be required. Upon the date fixed for redemption (unless the corporation shall default in making payments of the redemption price as set forth in such notice) and the corporation's compliance with any applicable provisions of the Act, as then in effect, such holders shall cease to be shareholders with respect to the said shares so called for redemption, and from and after the date fixed for redemption (the corporation not having defaulted in making payment of the redemption price as set forth in the Notice of Redemption) the said shares so called for redemption shall no longer be transferable on the books of the corporation and the holders thereof shall have no interest in or claim against the corporation with respect to the said shares but shall be entitled only to receive the redemption price from the said bank, trust company or national banking association or from the corporation, without interest thereon, upon surrender of the certificates as aforesaid. Any funds so deposited (together with any interest thereon) which shall not be required for such redemption shall be returned to the corporation forthwith.

         If at any time less than all of the Control Shares are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined pro rata to the nearest whole share per holder. The Board of Directors of the corporation, subject to the foregoing, shall, in each instance, prescribe the manner in which the Control Shares shall be redeemed.

                                  ARTICLE XIII
                                   AMENDMENTS

         These By-laws may be altered, amended or repealed and new by-laws may be adopted by the affirmative vote of not less than a majority of the members of the Board of Directors then in office or by the shareholders representing a majority of all shares issued and outstanding and entitled to vote thereon at any regular or special meeting of the Board of Directors or shareholders, but, in the case of amendments made at shareholder meetings, only if the proposed By-law amendments were contained in a notice of meeting satisfying the requirements of Section 2 and Section 4 of Article II of these By-laws; provided, however, that Article II, Sections 2 and 4, Article III, Sections 2, 3, 6 and 11, Article XII and this Article XIII shall not be altered, amended or repealed, nor may any By-law inconsistent with Article II, Sections 2 and 4,
Article III,Sections 2, 3, 6 and 11, Article XII and this Article XIII be adopted, unless, if by action of the Board of Directors, such action is approved by the affirmative vote of not less than 80% of the Board of Directors, or, if by the shareholders, such action is approved by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.